                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K/A

                         CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.


Date of Report(Date of earliest event reported): March 30, 2006
                                                ----------------

                 Alfa International Holdings Corp.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)



   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)



   350 Fifth Avenue, Suite 1103, New York, N.Y.            10118
  ---------------------------------------------        ----------
    (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code  (212)563-4141
                                                    --------------



Check the appropriate box below if the Form 8-K/A is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.




Item 9.01  Financial Statements and Exhibits

     (a) and (b). The financial statements called for by Paragraph (a) and (b) of this Item are attached hereto.

     After discussion with the SEC staff accounting office, the Company reviewed the "reverse-purchase" accounting it had used to prepare the pro-forma financial information contained in Form 8-K/A dated November 17, 2005. In particular, the Company reviewed the contents of paragraph 17 of FAS 141 issued by the Financial Accounting Standards Board which speaks to the issue of business combinations effected through an exchange of equity interests and how to determine the acquiring entity. Initially the Company employed "reverse-purchase" accounting and treated JOL as the acquiring entity, relying in large part on the contents of sub-paragraph (a) of paragraph 17 of FAS 141 which primarily addresses voting rights. In retrospect the Company has determined that sub-paragraphs b,c,d and e of paragraph 17 of FAS 141 which address the existence of large minority voting interests, the entity's governing body (board of directors), the composition of senior management and the terms of the exchange of equity securities, should have been given more weight in determining whether JOL or Alfa was the acquiring entity. In light of the above review, the Company has now determined that Alfa was the acquiring entity in the transaction and the within financial statements have been adjusted to reflect that fact. The Company does not believe that this change materially affects the Company's financial statements or its performance or prospects.

Exhibits:

     None




                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  March 30, 2006



                              ALFA International Holdings Corp.
                              ---------------------------------
                                   (Registrant)


                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer

                     JOURNEY OF LIGHT, INC.
                 (a Development Stage Company)




                       FINANCIAL REPORT


                       DECEMBER 31, 2003

                              AND

                       DECEMBER 31, 2004


                              AND


                       SEPTEMBER 30, 2005
                          (UNAUDITED)

                                                            Page
                                                            ----
 Index to Financial Statements                              F-1

 (a) Financial Statements of Business Acquired (Journey of Light, Inc.):

 Reports of Independent Auditors                            F-2

 Balance Sheets as of September 30, 2005 (Unaudited),
  December 31, 2004 and December 31, 2003                   F-4

 Statements of Operations for the nine months ended
  September 30, 2005 and 2004 (Unaudited), for the year
  ended December 31, 2004, for the period October 14,
  2003 to December 31, 2003, and for the period October
  14, 2003 (inception) to September 30, 2005 (Unaudited)    F-5

 Statements of Changes in Stockholders' Equity   for the
  period October 14, 2003 to December 31, 2003, for the
  year ended December 31, 2004, and for the nine months
  ended September 30, 2005 (Unaudited)                      F-6

 Statements of Cash Flows for the nine months ended
  September 30, 2005 and 2004 (Unaudited), for the year
  Ended December 31, 2004, for the period October 14, 2003
  to  December 31, 2003, and for the period October 14,
  2003 (inception) to September 30, 2005 (Unaudited)        F-7

 Notes to Financial Statements                              F-8

(b)  Pro Forma Financial Information of Alfa International
     Holdings Corp. and Subsidiaries (Unaudited):           F-22

 Pro Forma Combined Balance Sheet as of September 30, 2005  F-22

  Pro Forma Combined Statements of Operations:
   Nine months ended September 30, 2005                     F-23
   Year ended December 31, 2004                             F-24

  Notes to Pro Forma Combined Financial Statements          F-25

    REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholder
  of Journey of Light, Inc.


I have audited the accompanying balance sheet of Journey of Light, Inc. (A Development Stage Company) as of December 31, 2004 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Journey of Light, Inc. (A Development Stage Company) as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Companies' present financial situation raises doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainity.


                               /S/Michael T. Studer CPA P.C.

                                  --------------------------
                                  Michael T. Studer CPA P.C.



Freeport, New York
November 16, 2005

                  INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
  of Journey of Light. Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Journey of Light, Inc. (A Development Stage Company) as of December 31, 2003 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the period October 14, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Journey of Light, Inc. (A Development Stage Company) at
December 31, 2003, and the results of its operations and its cash flows for the period October 14, 2003 (date of inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage and has not commenced operations, that raise substantial doubt about its ability to continue as a going concern.

The continued existence of the Company is dependent upon its ability to obtain funding and commence operations.




                               /S/ Wiss & Company, LLP
                                   ---------------------
                                   WISS & COMPANY, LLP


Livingston, New Jersey
January 19, 2004

                                  JOURNEY OF LIGHT, INC.
                              (a Development Stage Company)

                                     BALANCE SHEETS
                                       September 30,           December 31,
                                       -------------   --------------------------
  ASSETS                                  2005           2004               2003
                                         ------        --------           -------
                                        (Unaudited)
CURRENT ASSETS:
  Cash                                 $    144      $     155          $    917
  Due from Alfa International Corp.      47,747         52,595               -
  Other receivables                         -           25,300               -
  Advances to stockholder                   -              -               5,000
                                         --------      --------          --------
       Total Current Assets              47,891         78,050             5,917
                                         --------      --------          --------
PROPERTY AND EQUIPMENT:
  Office and computer equipment           2,840          2,840               -
                                        --------         --------        --------
                                          2,840          2,840               -
  Less: Accumulated depreciation
    and amortization                     (1,586)          (883)              -
                                        --------      --------           --------
                                          1,254          1,957               -
                                        --------      --------           --------

                                       $ 49,145      $  80,007         $   5,917
                                        ========      =========         =========
  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Accounts payable                     $ 190,973     $  177,643         $     -
  Due to Alfa International Corp.            -              -             395,680
  Due to Shareholder                      31,459         31,459            88,312
  Due to Officer                          21,349            -                 -
  Accrued expenses                           -            4,128               -
                                         --------      --------          --------
        Total Current Liabilities        243,781        213,230           483,992
                                         --------      --------          --------
COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIENCY):
  Common stock - par value $.0001:
   authorized 50,000,000 shares;
   issued and outstanding:
   15,866,000 shares at September 30,
   2005; 15,561,000 shares in
   2004 and 15,100,000 shares in 2003      1,587          1,556             1,510
Capital in excess of par value         1,612,222      1,510,077           115,000
Deficit accumulated in the
   development stage                  (1,808,445)    (1,644,856)         (594,585)
                                      ----------     -----------         ---------
     Total Stockholders'
      Equity (Deficiency)               (194,636)      (133,223)         (478,075)
                                       ---------       --------          ---------
                                     $    49,145     $   80,007        $    5,917
                                      ==========      ==========        ==========

                              See notes to financial statements.

                                 JOURNEY OF LIGHT, INC.
                             (a Development Stage Company)
                                STATEMENTS OF OPERATIONS
                                                             October 14,   Cumulative
                                                                2003       during Devel-
                                                             (Date of      opment Stage
                                                             Inception)    October 14,
                             Nine Months Ended  Year Ended       to        2003  to
                              September 30,     December 31, December 31,  September 30,
                            -----------------   ------------ -----------   --------------
                            2005        2004       2004         2003           2005
                           ------      ------    --------     --------   --------------
                              (Unaudited)                                  (Unaudited)
REVENUES:                $     -    $      -     $      -     $     -      $      -

COSTS AND EXPENSES:
  Feasibility Study        156,074     991,969    1,025,532     423,225     1,604,831
  General and admin-
   istrative expense         7,515      24,604       24,739     171,360       203,614
                         ---------   ---------    ---------      --------   ---------
                           163,589   1,016,573    1,050,271     594,585     1,808,445
                         ---------   ---------    ---------    --------     ---------
Net Loss                  (163,589) (1,016,573)  (1,050,271)   (594,585)   (1,808,445)
                           =======   =========    =========     =======     =========

Net loss per share,
 Basic and diluted        $ (.01)    $  (.07)     $   (.07)     $  (.04)



Weighted average
 number of common
 shares outstanding,
 basic and diluted      15,589,889  15,372,167   15,418,125  15,100,000


                         See notes to financial statements.


                                JOURNEY OF LIGHT, INC.
                             (a Development Stage Company)

               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
               OCTOBER 14, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                             Deficit
                                     Common Stock                          Accumulated
                                 ----------------------      Capital in    During the
                                                              Excess of    Development
                                  Shares      Par Value         Par          Stage
                                 -------------------------------------------------------

Issuance of common stock on
  October 14, 2003, for services
  provided by stockholders at
  $.0001 per share                  15,000,000   $ 1,500

Issuance of common stock on
  October 14, 2003, for
  reduction in liability to
  Alfa International Corp              100,000   $    10

Capital contributed for
  services provided at no
  charge by stockholders                                       $  115,000

Net loss                                  -          -                -      $  (594,585)
                                    ----------   -------       ----------    ------------
BALANCE, DECEMBER 31, 2003          15,100,000   $ 1,510       $  115,000    $  (594,585)

Issuance of common stock and
  Warrants for cash, less
  related costs of
  approximately $909,877               461,000        46        1,395,077

Net loss                                                                      (1,050,271)
                                    ----------   -------       ----------     -----------
BALANCE, DECEMBER 31, 2004          15,561,000   $ 1,556       $1,510,077    $(1,644,856)
                                    ==========   =======       ==========    ============



                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                        JANUARY 1, 2005 TO SEPTEMBER 30, 2005
                                     (UNAUDITED)

BALANCE, DECEMBER 31, 2004          15,561,000   $ 1,556       $1,510,077    $(1,644,856)

Issuance of common stock for
  Consulting services                  305,000        31          102,145

Net loss                                                                        (163,589)
                                    ----------     -----        ---------      ---------

BALANCE, SEPTEMBER 30, 2005         15,866,000   $ 1,587       $1,612,222    $(1,808,445)
                                    ==========     =====        =========      =========

                           See notes to financial statements.


                                  JOURNEY OF LIGHT, INC.
                              (a Development Stage Company)

                                STATEMENTS OF CASH FLOWS


                                                               October 14,  Cumulative
                                                                  2003      during Devel-
                                                               (Date of     opment Stage
                                                               Inception)   Oct. 14, 2003
                               Nine Months Ended  Year Ended       to            to
                                September 30,     December 31, December 31, September 30,
                              -----------------   -----------  -----------  -------------
                              2005        2004        2004       2003           2005
                              -----      ------   -----------   ----------- -------------
                              (Unaudited)                                    (Unaudited)

CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net loss                    $(163,589) $(1,016,573) $(1,050,271) $(594,585) $(1,808,445)
  Adjustments to reconcile
  net loss to net cash
   flows used by operating
   activities:
    Contributed services            -           -            -       116,510      116,510
    Issuance of Common Stock
     for Consulting Services    102,176         -            -          -         102,176
    Depreciation and
     amortization                   703          316          883       -           1,586


  Changes in operating
   assets and liabilities:
    Due from Alfa International
      Holdings Corp               4,848          -        (52,595)      -         (47,747)
    Other receivables            25,300      (25,000)     (25,300)      -             -
    Prepaid Expenses                -        (16,913)         -         -             -
    Accounts payable             13,330      177,569      177,643       -         190,973
    Accrued expenses             (4,128)       2,622        4,128       -             -
                               --------    ---------      -------    -------    ----------
  Net cash flows used by
   operating activities         (21,360)    (877,979)    (945,512)  (478,075)  (1,444,947)
                               --------    ---------      -------    -------    ----------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Advance to stockholder            -         (5,000)       5,000     (5,000)         -
  Acquisition - fixed assets        -         (2,840)      (2,840)       -         (2,840)
                               ---------   ---------      -------    --------   ----------
  Net cash flows provided
    from (used by)investing
    activities                      -         (7,840)       2,160     (5,000)      (2,840)
                               ---------   ---------      -------    --------   ----------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Due to Alfa International
    Holdings Corp.                  -       (395,680)    (395,680)   395,680          -
  Due to shareholder                -        (56,853)     (56,853)    88,312       31,459
  Due to officer                 21,349          -            -          -         21,349
  Proceeds from sale
   of common stock                  -      1,374,099    1,395,123        -      1,395,123
                               --------    ---------    ---------    -------    ---------
  Net cash flows from
   financing activities          21,349      921,566      942,590    483,992    1,447,931
                                -------    ---------    ---------    -------    ---------




NET CHANGE IN CASH                  (11)      35,747         (762)       917          144

CASH BEGINNING OF PERIOD            155          917          917        -            -
                                -------    ---------    ---------    -------    ---------
CASH END OF PERIOD            $     144    $  36,664    $     155  $     917    $     144
                              =========    =========    =========  =========    =========



SUPPLEMENTAL CASH FLOW
 INFORMATION:

  Income taxes paid           $     -      $     -      $      -   $     -      $     -

                              =========    ==========   ========== =========    =========

  Interest paid               $     -      $     -      $      -   $     -      $     -
                              =========    ==========   ========== =========    =========


                                 See notes to financial statements.

NOTE I - 	NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES:

     Nature of the Business - Journey of Light, Inc. (the "Company" or " JOL") was incorporated on October 14, 2003 in the State of Delaware. The Company was formed for the purpose of developing approximately 200 acres of beachfront property in Doha, Qatar (the "Qutopia Project " or "Qutopia"). Qutopia was to be situated on land provided to the Company by the Government of Qatar ("Qatar") under a long-term lease at a nominal rental rate. The development of the Qutopia Project was intended to result in the Company's owning and operating a series of different businesses in Qatar. The Qutopia Project was intended to be a mixed-use recreational, retail and commercial site intended to become the premier tourist "family destination" in the region.

     Qutopia Project in Qatar.

     JOL had been negotiating for some time with the State of Qatar to develop the Qutopia Project in Doha, Qatar. JOL will not develop the Qutopia Project in Qatar and negotiations are ongoing with the State of Qatar to resolve the State of Qatar's contractual obligations to JOL. Management expects that such negotiations will, by the end of 2005, result in a friendly resolution, but referral of the matter to arbitration as called for in the Contract with Qatar may occur.

     Pursuant to the terms of the Contract, the Company prepared a Feasibility Study for the Qutopia Project and presented the completed Feasibility Study to Qatar. Qatar was obligated under the Contract to approve or disapprove the Feasibility Study in writing by July 31, 2004, which time was extended to September 30, 2004; and was further obligated to not unreasonably withhold its approval of the Feasibility Study. After numerous meetings and discussions Qatar rejected the Feasibility Study in July 2005. Negotiations are presently being concluded with the State of Qatar to resolve Qatar's contractual obligations to JOL.

     The Project in Oman.

     JOL management was approached to propose a modified form of the Qutopia project (the "Oman Project") to the government of the Sultanate of Oman (the "Government") and a formal presentation of the Oman Project was presented to the Government in Oman on February 12, 2005. On March 15, 2005, the Oman Project was approved by the Government. JOL's management met with the Minister of Tourism and other Government authorities in early April 2005 and conducted final negotiations with respect to JOL's implementing the Oman Project in Oman. On August 1, 2005, the Ministry of Tourism of the Government (the "MOT") and JOL signed a memorandum of understanding ("MOU") memorializing the legal and commercial aspects of the Oman Project's development. The MOU memorializes the parties agreement to (a) form an Omani company (the "Project Company") to implement the Oman Project, (b) have the MOT provide 800,000 square meters (about 200 acres) of beachfront land (the "Land") for the Oman Project in return for the MOT being an equity participant in the Project Company,
(c)have the MOT provide additional land as necessary to assure the Oman Project's agreed upon financial returns, and (d) have the MOT underwrite any possible losses in the cultural and heritage portions of the Oman Project. In September 2005, the MOT increased the Land allocated to the Oman Project by adding an additional 200,000 square meters (about 45 acres) of land adjacent to the original Land. The Land constituting the Oman Project site is now 1,000,000 square meters (approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat.

     The Oman Project is planned to be an integration of cultural, educational and entertainment activities including hotels, commercial and residential components and a theme park and exhibitions - all of which will be owned and operated by the Project Company. Additionally, it includes the construction and sale by the Project Company of approximately 2,000 residences. It will be located on land provided by the MOT in the Seeb area which is nearby the Muscat International Airport and adjacent to the largest ongoing government sponsored tourist development in the country - The Wave Project.

     As of the date hereof, JOL is preparing the master plan and feasibility study for the Oman Project as required by the MOU. The MOU, which is not a legally binding agreement, contemplates that the parties will enter into a legally binding agreement for the development of the Oman Project before December 31, 2005, which date is in the process of being extended by the parties to January 31, 2006.

     The implementation of the Oman Project precludes an identical such project in any of the nearby countries.

     The Company expects that the Project Company (of which JOL is presently planned to be the majority shareholder) will own, operate and manage the entire Oman Project. The MOU further provides that, subject to the Government's approval of the Oman Feasibility Study presently being prepared, the parties will, in January 2006, negotiate a legally binding "Heads of Terms Agreement" which will define the major terms of the final Shareholder Agreement and Development Agreement between the Project Company and the MOT.

     The Company expects the development costs for the Oman
Project to be approximately eight hundred million dollars. The
Company is presently conducting discussions with several prospective lenders, investors, partners and international hotel operators.

     The Company maintains its principal executive office in New
York, N.Y. The Company plans to open a branch office and/or a Project Company office in Muscat, Oman in the near future.

     Alfa International Holdings Corp.(formerly Alfa International Corp.), a publicly traded company ("Alfa"), and the Company entered into an agreement dated November 1, 2003 (the "Alfa-JOL Agreement") under which Alfa may, at its option, acquire or merge with the Company. On October 11, 2005 Alfa acquired the Company as a wholly owned subsidiary. See: Note 7 - Certain Relationships and Related Transactions and Note 12 - Subsequent Event.

     Estimates and Uncertainties - The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The policies discussed below are considered by management to be critical to an understanding of its financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

     Financial Instruments - Financial instruments include cash, accounts and note receivable, accounts payable and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

     Revenue Recognition - The Company follows the guidelines of
SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in
Financial Statements" (SAB101). The Company was organized in
October 2003 and has had no revenue.

     Concentration of Credit Risk - The Company maintains cash balances in one financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000 each. At times, such balances may be in excess of the FDIC insurance limit.

     Income Taxes - Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The provision for income taxes is determined by applying the provisions of the applicable enacted tax laws to taxable income for that period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Feasibility Study Costs - Costs associated with the Feasibility Study for the Qutopia Project at Qatar have been recorded as Feasibility Study Costs in the accompanying statements of operations for the periods October 14, 2003 (date of inception) to September 30, 2005. As discussed above, the Company presented its completed Feasibility Study to the Government of Qatar on June 1, 2004. Negotiations with respect to the recovery of some or all of the Company's Feasibility Study costs are ongoing with the State of Qatar.

     Stock-Based Compensation - In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB Statement No. 123, Accounting for Stock Based Compensation. " This statement amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on operating results of an entity's accounting policy decisions with respect to stock-based employee compensation. SFAS No. 148 also amends APB 28, "Interim Financial Reporting" to require disclosure about those effects in interim financial information.

     In December 2004, the FASB issued SFAS No. 123 (revised
2004), "Share-Based Payment" (SFAS 123R). SFAS 123R revises SFAS no. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which an employee is required to provide service in exchange for the award. The Statement eliminates the alternative to use APB Opinion No. 25's intrinsic value method of accounting. The provisions of SFAS 123R are effective for financial statements with the first interim or annual reporting period beginning after December 15, 2005. Except for shares of Common Stock issued to various stockholders and consultants in 2003 and 2005 for services rendered and a warrant to purchase 62,235 shares of Common Stock at a price of $1.00 per share issued to a Consultant for its services in 2004 in connection with the Company's Private Placement (See Note 5),the Company did not award any stock-based compensation for the period October 14, 2003 (date of inception) to September 30, 2005.

     In January of 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities ", an interpretation of ARB No. 51 FIN 46. " This interpretation addressed the consolidation by business enterprises of variable interest entities as defined in the interpretation. The interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The interpretation requires certain disclosures in financial statements issued after January 31, 2003. Management of the Company does not expect FIN 46 to have any effect on the financial statements of the Company.

Net Loss Per Share - Basic and diluted loss per share are based upon the weighted-average number of common shares outstanding during the period. The computation of diluted earnings per share does not assume the conversion, exercise or contingent issuance of securities that would have a dilutive effect on loss per share.

NOTE 2 - CORPORATE FINANCING:

     Confidential Private Placement Memorandum - The Company conducted a private placement (the "Offering") of up to one hundred (100) units ("Units") of its securities as described in a Confidential Private Placement Memorandum ("Memorandum") dated January 27, 2004. There was a minimum subscription requirement of twenty (20) Units for this Offering. After the minimum of twenty
(20) Units were sold, the funds were released to the Company and the Company thereafter had the immediate use of the proceeds of all subscriptions in excess of such minimum 20 Units that it accepted. The price of each Unit was $50,000 and each Unit consisted of (a) ten thousand (10,000) shares of the Company's $.0001 par value common stock ("Common Stock"), and (b) twenty thousand (20,000) warrants ("Warrants"). Each Warrant may be exercised to purchase one share of Common Stock at an exercise price of $8.00 per share of Common Stock. A total of 46.1 Units were sold in the Offering through December 31, 2004 from which the Company received net proceeds of $1,395,123 after payment of consulting fees and other Offering costs of $909,877 which were charged to the Offering costs. The Company extended the Offering Period beyond December 31, 2004 which was the termination date of the Offering Period unless extended by the Company, but no further sales of Units were made after December 31, 2004. The Company has closed the Offering effective October 11, 2005 and is not accepting any further subscriptions.

     The Company and a consultant ("Consultant") had entered into a written agreement ("Agreement") whereby the Consultant provided investment banking and consulting services to JOL. In consideration for the Consultant's services, JOL, in accordance with a formula, paid the Consultant a consulting fee and issued a warrant to the Consultant to purchase shares of JOL's common stock. The Agreement was terminated on April 2, 2005. See Note 5
- Consultants.

NOTE 3 - GOING CONCERN AND LIQUIDITY:

     The Company is still in its development stage and has only commenced limited operations, raising substantial doubt about its ability to continue as a going concern. The continued existence of the Company is dependent upon its ability to continue to procure funding for its operations. In addition it is the responsibility of the Company to arrange the construction financing and operating capital for the Project Company.

     The Company is in a weak financial position, has never had any revenue or profits and does not expect to attain profitability for several years until after the Project commences operations. Failure to successfully arrange the necessary financing for the Project Company to construct and operate the Oman Project would have a material, adverse effect on the Company's business and its ability to continue as a going concern. Failure of the Oman Project development to operate profitably would have a material, adverse effect upon the Company's financial condition and viability.

     To date, the Company has depended on advances from a shareholder and from Alfa and the proceeds from the Offering to finance its operations. The Company utilized its funds to finance its Qutopia Project feasibility study including professional fees for design and development as well as the day-to-day operating expenses associated with the conduct of its business including marketing and for repayments of the advances from Alfa and the shareholder. On October 11, 2005 the Company was acquired by Alfa and is relying on Alfa to continue to fund its operations. The advances to the Company from Alfa were paid in full during 2004 and at December 31, 2004 Alfa owed the Company $52,595. The advances to the Company from the shareholder were partially paid during 2004.

     The Company will also be required to arrange the "Construction Financing" for the Project Company to pay for the cost of supplying and constructing all the elements involved in the Oman Project. Such Construction Financing is presently estimated to be several hundred million dollars.

     The Company may need additional financing if funding from Alfa and other available funds are insufficient to fund the Company's presently expected operations. However there is no assurance that the Company will be successful in raising sufficient capital to accomplish its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - FEASIBILITY STUDY:

     Pursuant to the terms of the Contract with the State of Qatar the Company prepared a Feasibility Study for its Qutopia Project at Qatar and submitted it on June 1, 2004 to the Government of Qatar for its approval. The Contract specifies that the Government of Qatar (i) must give its written approval or disapproval of the Feasibility Study within sixty (60) days thereafter , (ii) may not unreasonably withhold its approval of the Feasibility Study, and (iii) subject only to its approval of the Company's Feasibility Study, the Government of Qatar will reimburse the Company up to a maximum of One Million dollars ($1,000,000) for costs incurred by the Company in completing its Feasibility Study. The Government of Qatar failed to respond to the Company until July 2005, when, in the Company's view, it unreasonably rejected the Feasibility Study. Negotiations with respect to the recovery of some or all of the Company's Feasibility Study costs are ongoing with the State of Qatar.

NOTE 5 - CONSULTANTS:

     The Company utilizes the services of many consultants and consulting companies.

     The Company and one such consulting company ("the
Consultant") entered into a written agreement, whereby the Consultant provided investment banking and consulting services to JOL ("Agreement").

     The Agreement, which was terminated on April 2, 2005, had a term of two years, and contemplated, among other things, that the Consultant (i) would assist the Company in the planning of its corporate structure or any necessary restructuring as required in any future dealings with partners, joint venture associates or others who may enter into agreements with the Company to participate in any portion of the Qutopia Project, and to assist the Company in negotiating the terms of any such participation agreements; (ii) would assist the Company in locating suitable domestic or foreign partners, joint venture associates, investors, bankers, lenders or others in connection with the planning, development, financing or commercialization of any phase of the Qutopia Project and to assist in the structuring of transactions and conducting appropriate due diligence reviews of such third parties; and (iii) would assist the Company in its capital raising and general funding activities.

     The Consultant was compensated as follows: (i) JOL paid a consulting fee ("Consulting Fee") and issued a warrant
("Warrant"), to the Consultant based upon and in proportion to the Company's success in completing the Offering.

     The Consulting Fee was initially calculated by multiplying One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) [the "Gross Allowable Fee"] by a fraction, the numerator of which is the number of Units in the Private Placement sold to investors who are introduced to the Company by the Consultant or sold to investors through the efforts of the Consultant, and the denominator of which is 100. The Agreement was amended on April 30, 2004 to increase the Gross Allowable Fee to $1,900,000. A second amendment to the Agreement dated January 11, 2005 had no effect since the Company did not sell any Units after December 31, 2004. The Agreement was terminated by the Company on April 2, 2005. A total of 46.1 Units were sold to investors who were introduced to the Company by the Consultant.

     As additional compensation for the Consultant's services, JOL agreed to issue a Warrant at the conclusion of the Term of the Agreement to the Consultant, whereby the Consultant would have the right to purchase a number of shares of JOL's common stock at a purchase price of One Dollar ($1.00) per share of Common Stock. The number of shares of JOL Common Stock which the Consultant would have the right to purchase pursuant to the Warrant would be One hundred thirty-five thousand (135,000) multiplied by a fraction, the numerator of which is the number of Units in the Private Placement sold to investors who are introduced to the Company by the Consultant or sold to investors through the efforts of the Consultant, and the denominator of which is 100. Subsequent to the termination of the Agreement on April 2, 2005, the Company, as required by the Agreement, issued a Warrant to the Consultant giving the Consultant the right to purchase sixty-two thousand two hundred thirty-five (62,235) shares of Common Stock at a price of $1.00 per share.

NOTE 6 - THE JOANNOU & PARASKEVAIDES (OVERSEAS), LTD. AGREEMENT:

     On December 14, 2003 the Company and Joannou & Paraskevaides (Overseas), Ltd. ("J&P") entered into a written agreement (the "J&P Agreement") with respect to the Qutopia Project at Qatar. The J&P Agreement contemplated, among other things, that J&P would, upon closing of the Construction Financing for the Qutopia Project at Qatar, become a significant shareholder of the Company and thereafter be either the construction manager or general contractor for the Qutopia Project at Qatar.

     The Qutopia Project will not be developed at Qatar and J&P and the Company agree that the J&P Agreement is now moot. JOL and J&P continue to have discussions regarding a possible future role for J&P in the Oman Project but there is no agreement between the Company and J&P with respect to J&P's involvement, if any, in the Oman Project.

NOTE 7 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:

     The Company's President and Chief Executive Officer, Mr. Frank J. Drohan, is also President and Chief Executive Officer of Alfa International Holdings Corp., a publicly held company which acquired JOL on October 11, 2005. Charles P. Kuczynski, a Vice-President and Director of Alfa, and Salvatore S. Bucchere, an Alfa Director, were also shareholders of the Company at the time of its acquisition by Alfa. See Note 12 - "Subsequent Event".

     As of December 31, 2003, the Company had recorded $395,680 in liabilities due to Alfa and $88,312 in liabilities due to a shareholder. During 2004 the Company paid Alfa in full, paid a portion of the amount due to the shareholder and advanced $52,594 to Alfa. As of December 31, 2004, Alfa owed the Company $52,594 and the Company owed the shareholder $31,459.

NOTE 8 - COMMITMENTS:

     Leases - The Company maintains its executive office in New York, N.Y., which office is not leased directly by the Company but is in space occupied by Alfa. During 2004 the Company paid $30,734 to Alfa for certain allocated expenses, including some rent expenses, which were incurred by the Company but had been paid by Alfa. In 2003, the Company included a provision of $10,000 as contributed capital for space provided free of charge.

NOTE 9 - STOCKHOLDERS' EQUITY:

     Stock Option Plan - Effective December 2, 2003, the Company instituted the "Journey of Light, Inc. 2003 Stock Option Plan"
(the "Plan"). No options were granted under the Plan and the Plan was terminated on October 11, 2005.

NOTE 10 - INCOME TAXES:

     No provisions for income taxes have been recorded since the Company has incurred losses since inception.


Deferred tax assets consist of:

                       September 30	         December 31
                       ------------         -----------
                          2005          2004             2003
                          ----          ----             ----
                       (Unaudited)

Net operating
 loss carryforwards    $ 614,871    	  $ 559,251       $ 202,159
Less valuation
 allowance		              (614,871)      (559,251)       (202,159)
                        ---------      ---------       ---------
Net	                    $      -       $      	-        $      -
                        =========      =========       =========

     Based on management's present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $614,871 attributable to the future utilization of $1,808,445 of net operating loss carryforwards as of September 30, 2005 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at September 30, 2005. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforwards expire $594,585 in 2023, $1,050,271 in 2024 and $163,589 in 2025.

     Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE 11 -EMPLOYMENT AGREEMENTS:

     The Company has no employment agreements with any party.
Founders' time spent on JOL matters in 2003 at no charge has been valued at $105,000 and recorded as professional fees and contributed capital in 2003.


NOTE 12 -SUBSEQUENT EVENT:

Acquisition of Journey of Light, Inc. by Alfa International
------------------------------------------------------------
Holdings Corp.
--------------

     In late March 2005, management of Alfa and of JOL reached an agreement in principle to modify the terms of the letter agreement between them dated November 1, 2003 (the "Alfa-JOL Agreement") whereby, in essential part, Alfa was granted an option to acquire 100% of JOL in exchange for such number of shares of the common stock of Alfa as would equal 90% of the total issued and outstanding shares of Alfa following such acquisition. The Alfa-JOL Agreement required Alfa to exercise its option within the ninety business days following the signing of a final contract between JOL and the Government of Qatar. Based upon the delays encountered by JOL with respect to the Qatar Project and the progress made towards development of a nearly identical project with the Sultanate of Oman discussed above, JOL agreed to modify the option to provide, in relevant part, that Alfa will acquire 100% of the issued and outstanding shares of the capital stock of JOL in exchange for such number of shares of the common stock of Alfa as would equal approximately 50% of the issued and outstanding shares of common stock of Alfa (after giving effect to the conversion of Alfa's Series B Preferred Stock) immediately following such acquisition. Management of Alfa agreed in principle to exercise its option, as so modified, and on May 25, 2005 Alfa and JOL signed a formal acquisition agreement specifying certain conditions precedent to the acquisition of JOL by Alfa, including, among other matters, the execution of a memorandum of understanding ("MOU") between JOL and the government of the Sultanate of Oman memorializing the legal and commercial aspects for the Oman Project. On August 1, 2005 JOL signed the MOU with the Government of Oman for the Oman Project. On October 11, 2005 Alfa completed the acquisition of JOL. JOL is now a wholly owned subsidiary of Alfa.

Business Combination:
---------------------

     On October 11, 2005, JOL was acquired by Alfa and became a wholly owned subsidiary of Alfa. In connection with the acquisition, Alfa issued to the shareholders and warrant holders of JOL, 16,284,278 shares of its $0.001 par value common stock ("Common Stock"), 922,000 common stock purchase warrants ("Warrants") exercisable into 922,000 shares of Common Stock at an exercise price of $8.00 per share and 62,235 Warrants exercisable into 62,235 shares of Common Stock at an exercise price of $1.00 per share. After the transaction, Alfa had outstanding a total of 28,337,843 shares of its Common Stock, 108,350 shares of its Series B Redeemable Convertible Preferred Stock convertible into 4,334,000 shares of Common Stock, 5,854,735 Warrants exercisable into 5,854,735 shares of Common Stock at prices ranging from $0.14 to $8.00 per share and 1,265,000 stock options exercisable into 1,265,000 shares of Common Stock at exercise prices ranging from $0.10 to $1.00 per share. Prior to the Transaction, Alfa had outstanding 12,053,565 shares of common stock, 108,350 shares of preferred stock convertible into 4,334,000 shares of common stock, stock options exercisable into 1,265,000 shares of common stock at prices ranging from $0.10 to $1.00 per share, and warrants exercisable into 4,870,500 shares of common stock at prices ranging from $0.14 to $0.75 per share - a total of 22,523,065 shares of common stock and common stock equivalents. Alfa's board of directors and senior management did not change as a result of the acquisition of JOL and the terms of the acquisition reflected the existence of the common stock equivalents associated with Alfa's preferred stock. Accordingly, Alfa has been considered the acquirer for accounting purposes.

     Alfa is a publicly traded holding company which operates through its Contact Sports, Inc. ("Contact"),Ty-Breakers
Corp. ("Ty-Breakers") and Journey of Light, Inc. ("JOL") subsidiaries. Contact designs, manufactures and distributes athletic apparel. Ty-Breakers is a manufacturer and distributor of Tyvek apparel products for sale primarily in the United States. JOL develops real estate in Oman.

     At December 31, 2004 and 2003, Alfa had consolidated assets of $116,051 and $750,295 respectively, and had consolidated shareholders' equity (deficiency) of $(109,690) and $587,640, respectively. For the fiscal years ended December 31, 2004 and 2003, Alfa's consolidated net sales were $70,775 and $17,514 respectively, and its consolidated net losses were $1,020,624 and $706,801 respectively.


                       ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                              Pro Forma Combined Balance Sheets
                                  As of September 30, 2005
                                         (Unaudited)
                                        Historical
                            ----------------------------                    Pro Forma
                            Alfa International                          Alfa International
                             Holdings Corp.   Journey of    Pro Forma       Holdings Corp.
                            and Subsidiaries  Light, Inc.   Adjustments   and Subsidiaries
                            ---------------- -----------    -----------  -----------------
Assets
------
Current Assets:
  Cash                     $    2,632        $      144    $       -      $     2,776
  Accounts Receivable          86,665                -             -           86,665
  Due from Alfa Interna-
   tional Holdings Corp.           -             47,747    (a) (47,747)           -
  Inventories                  65,401                -             -           65,401
                           ----------        ----------    ------------   -----------
   Total current assets       154,698            47,891        (47,747)       154,842

  Property and
    Equipment - net            30,406             1,254            -           31,660
Other Assets                   13,524                -             -           13,524
                           ----------        ----------    ------------   -----------
Total Assets               $  198,628        $   49,145    $   (47,747)   $   200,026
                           ==========        ==========    ============   ===========


Liabilities and
 Stockholders' Equity
Current Liabilities:
  Accounts payable and
   accrued expenses        $  229,223        $   243,781   $        -     $   473,004
  Customer deposits            43,212                -              -          43,212
  Dividends payable           161,673                -              -         161,673
  Due to Journey of
     Light, Inc.               47,747                -      (a)(47,747)           -
                           -----------        -----------   -----------   -----------
Total current liabilities     481,855            243,781       (47,747)       677,889
                           -----------        -----------   -----------   -----------

Stockholders' equity
   (deficiency)
  Preferred stock                 108                -             -              108
  Common stock                 12,054              1,587 (b)    14,697         28,338
  Capital in excess
   of par value             8,905,755          1,612,222 (b) 3,256,777     13,774,754
  Deficit                  (9,201,144)        (1,808,445)(b)(3,271,474)   (14,281,063)
                           -----------        -----------   -----------   -----------
    Total stockholders'
    equity(deficiency)       (283,227)          (194,636)          -         (477,863)
                           -----------        -----------   -----------   -----------
Total liabilities and
 stockholders' Equity
 (deficiency)              $  198,628        $    49,145   $   (47,747)   $   200,026
                           ===========       ============   ===========   ===========

       See accompanying notes to pro forma combined financial statements.

                       ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                           Pro Forma Combined Statements of Operations
                               Nine Months Ended September 30, 2005
                                             (Unaudited)

                                        Historical
                            ----------------------------                    Pro Forma
                            Alfa International                          Alfa International
                            Holdings Corp.      Journey of   Pro Forma    Holdings Corp.
                            and Subsidiaries    Light, Inc.  Adjustments  and Subsidiaries
                            ----------------   -----------  -----------  -----------------

Revenues
  Net Sales                  $    152,537       $       -    $       -    $       152,537
  Interest Income                     182               -            -                182
                             ------------       -----------  -----------  ---------------
    Total Revenues                152,719               -            -            152,719
                             ------------       -----------  -----------  ---------------

Costs and expenses:
  Cost of sales                   148,343               -            -            148,343
  Feasibility study                   -             156,074          -            156,074
  Selling, general and
    Administrative                370,254             7,515          -            377,769
  Other                               465               -            -                465
                             ------------       -----------  -----------  ---------------
   Total costs and expenses       519,062           163,589          -            682,651
                             ------------       -----------  -----------  ---------------

Net loss                         (366,343)         (163,589)         -           (529,932)


Preferred stock dividends         161,947               -            -            161,947
                             ------------       -----------  -----------  ---------------


Loss applicable to
  common stockholders        $   (528,290)      $  (163,589) $       -    $      (691,879)
                             ============       ===========  ===========  ===============


Loss per common share:
  Basic                      $     (0.04)       $    (0.01)                        (0.02)
                             ------------       -----------               ---------------
  Diluted                          (0.04)            (0.01)                        (0.02)
                             ------------       -----------               ---------------


Weighted average number
of common shares outstanding:
  Basic                        11,771,056        15,589,889  (c) 976,898       28,337,843
                             ------------       -----------  -----------  ---------------

  Diluted                      16,105,056        15,866,000  (c) 976,898       32,671,843
                             ------------       -----------  -----------  ---------------

       See accompanying notes to pro forma combined financial statements.

                                            F-23


                  ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                      Pro Forma Combined Statements of Operations
                             Year Ended December 31, 2004
                                      (Unaudited)

                                        Historical
                            ----------------------------                    Pro Forma
                            Alfa International                          Alfa International
                            Holdings Corp.      Journey of   Pro Forma    Holdings Corp.
                            and Subsidiaries    Light, Inc.  Adjustments  and Subsidiaries
                            ----------------   -----------  -----------  -----------------

Revenues
  Net Sales                    $     70,775    $       -    $       -    $      70,775
  Interest Income                        37            -            -               37
                               ------------    -----------  -----------  ---------------
    Total Revenues                   70,812            -            -           70,812
                               ------------    -----------  -----------  ---------------

Costs and expenses:
  Cost of sales                     164,181            -            -          164,181
  Feasibility study                    -         1,025,532          -        1,025,532
  Selling, general and
    Administrative                  924,266         24,739          -          949,005
  Other                               2,989            -            -            2,989
                               ------------    -----------  -----------  ---------------
   Total costs and expenses       1,091,436      1,050,271          -        2,141,707
                               ------------    -----------  -----------  ---------------

Net loss                         (1,020,624)    (1,050,271)         -       (2,070,895)


Preferred stock dividends           207,838            -            -          207,838
                               ------------    -----------  -----------  ---------------

Loss applicable to
  common stockholders          $ (1,228,462)   $(1,050,271) $       -    $  (2,278,733)
                               ============    ===========  ===========  ===============


Loss per common share:
  Basic                        $     (0.11)    $    (0.07)                      (0.08)
                               ------------    -----------               ---------------
  Diluted                            (0.11)         (0.07)                      (0.08)
                               ------------    -----------               ---------------


Weighted average number
of common shares outstanding:
  Basic                          11,027,728     15,418,125    1,891,990     28,337,843
                               ------------    -----------  -----------  ---------------

  Diluted                        15,323,728     15,418,125    1,929,990     32,671,843
                               ------------    -----------  -----------  ---------------

       See accompanying notes to pro forma combined financial statements.
(/FN>

     ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
      Notes to Pro Forma Combined Financial Statements
        For the Nine Months Ended September 30, 2005
          and For the Year Ended December 31, 2004
                         (Unaudited)


1.   BASIS OF PRESENTATION
     ---------------------

     On October 11, 2005, Alfa International Holdings Corp. ("Alfa") acquired 100% of the issued and outstanding shares of common stock and warrants of Journey of Light, Inc. ("JOL") in exchange for 16,284,278 newly issued shares of Alfa common stock and 984,235 warrants exercisable into Alfa common stock at prices ranging from $1.00 to $8.00 per share (the "Transaction"). Prior to the Transaction, Alfa had outstanding 12,053,565 shares of common stock, 108,350 shares of preferred stock convertible into 4,334,000 shares of common stock, stock options exercisable into 1,265,000 shares of common stock at prices ranging from $0.10 to $1.00 per share, and warrants exercisable into 4,870,500 shares of common stock at a prices ranging from $0.14 to $0.75 per share
- a total of 22,523,065 shares of common stock and common stock equivalents. Alfa's board of directors and senior management did not change as a result of the acquisition of JOL and the terms of the acquisition reflected the existence of the common stock equivalents associated with Alfa's preferred stock. Accordingly, Alfa has been considered the acquirer for accounting purposes.

     The unaudited pro forma combined balance sheet gives effect to the Transaction as if it had occurred on September 30, 2005. The unaudited pro forma combined statements of operations give effect to the Transaction as if it had occurred on December 31, 2003. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances.

     The pro forma information is not necessarily indicative of the results that would have been reported had the Transaction actually occurred on the date specified, nor is it intended to project results of operations or financial position for any future period or date.

2.   PRO FORMA ADJUSTMENTS
     ---------------------

     The following pro forma adjustments have been included in the pro forma financial statements:


 (a) to eliminate intercompany receivable and payable.

 (b) to adjust stockholders' equity accounts. Goodwill of approximately $5,079,919 (excess of $4,885,283 estimated value of 16,284,278 shares of Alfa common stock issued to the JOL stockholders on October 11, 2005 over the negative $194,636 value of JOL's identifiable net assets other than goodwill) will be written off as an impairment loss on the date of closing.

 (c) To adjust the weighted average number of common shares outstanding to the number of shares outstanding after the Transaction.